Exhibit 4.3C

JAZZ PHARMACEUTICALS, INC.

WAIVER AND AMENDMENT AGREEMENT

THIS WAIVER AND AMENDMENT AGREEMENT (the “Agreement”) is made effective as of May 7, 2008 (the “Effective Date”), by and among JAZZ PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and the undersigned Holders (the “Consenting Holders”).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Third Amended and Restated Investor Rights Agreement made effective as of June 6, 2007 and as amended (as amended, the “Investor Rights Agreement”).

WHEREAS, the Consenting Holders acknowledge that the Company expects to enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit A (the “Registration Rights Agreement”) with Kingsbridge Capital Limited (“Kingsbridge”) in connection with the entry into by the Company and Kingsbridge of a Common Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company may, from time to time, issue and sell shares of the Company’s Common Stock to Kingsbridge (such shares of the Company’s Common Stock that are and/or may be issued and sold pursuant to the Purchase Agreement, the “Equity Line Shares”) and pursuant to which the Company will issue to Kingsbridge a warrant to purchase shares of the Company’s Common Stock (the “Kingsbridge Warrant”).

WHEREAS, the Consenting Holders acknowledge that pursuant to the terms of the Registration Rights Agreement, the Company will be obligated to prepare and file a registration statement (the “Resale Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of the Equity Line Shares and the shares of the Company’s Common Stock issuable upon exercise of the Kingsbridge Warrant (the “Warrant Shares” and together with the Equity Line Shares, the “Kingsbridge Shares”) from time to time by Kingsbridge (or any subsequent transferees or assignees thereof). As used in this Agreement, (i) the term “Kingsbridge Shares” also includes any securities issued or issuable with respect to any of the Kingsbridge Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; and (ii) the term “Resale Registration Statement” also includes (A) any registration statement filed by the Company under the Securities Act pursuant to the terms of the Registration Rights Agreement and (B) any amendments or supplements to any of such registration statements.

WHEREAS, pursuant to Section 4 of the Investor Rights Agreement, the Holders have under certain circumstances the right to be notified if the Company decides to Register any of its Common Stock and to include certain Registrable Securities held by such Holders in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein (the “Piggyback Registration Rights”).

WHEREAS, pursuant to Section 15.5 of the Investor Rights Agreement, the Company and the Consenting Holders (for and on behalf of all Holders and all Investors) wish to (i) amend the Investor Rights Agreement as set forth below; and (ii) waive each of (A) the Piggyback Registration Rights in connection with the filing of the Resale Registration Statement and any offerings made pursuant thereto and (B) the provisions of Section 10 of the Investor Rights Agreement with respect to the entering into of the Registration Rights Agreement by the Company and the grant to Kingsbridge of Registration rights pursuant thereto.

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WHEREAS, the Consenting Holders are holders of at least 60% of the Registrable Securities held by all Holders and, together with the Company, have the right, pursuant to Section 15.5 of the Investor Rights Agreement, to amend the Investor Rights Agreement and to waive certain provisions thereof.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and the Consenting Holders agree as follows:

AGREEMENT

1.	WAIVERS.

1.1 The Consenting Holders hereby waive, for and on behalf of all Holders and all Investors, the provisions of Section 10 of the Investor Rights Agreement with respect to the entering into of the Registration Rights Agreement by the Company and the grant to Kingsbridge of Registration rights pursuant thereto. In furtherance of the foregoing, the Consenting Holders hereby provide, for and on behalf of all Holders and all Investors, express written consent to the entering into by the Company of the Registration Rights Agreement and to the consummation by the Company of the transactions contemplated thereby, including but not limited to the grant of Registration rights to Kingsbridge and the filing of the Resale Registration Statement pursuant thereto.

1.2 The Consenting Holders hereby further waive, for and on behalf of all Holders and all Investors, (i) any and all Piggyback Registration Rights in connection with the filing of, and any offerings made pursuant to, the Resale Registration Statement and (ii) any rights to any notices with respect to the foregoing under the Investor Rights Agreement.

1.3 The foregoing waivers in Sections 1.1 and 1.2 are irrevocable and shall be effective with respect to each Holder and each Investor, as well as all affiliates, successors, heirs, executors, administrators and assigns of each such Holder and Investor.

2.	AMENDMENTS TO INVESTOR RIGHTS AGREEMENT.

2.1 Section 1.24. Section 1.24 of the Investor Rights Agreement is hereby amended and restated to read in full as follows:

“1.24 “Special Registration Statement” shall mean (i) any registration statement relating to any employee benefit plan; (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statement related to the issuance or resale of securities issued in such a transaction; (iii) any registration statement related to stock issued upon conversion of debt securities; (iv) any Registration effected pursuant to the terms of the Registration Rights Agreement; (v) any Registration effected pursuant to the terms of the Kingsbridge Rights Agreement; or (vi) any WKSI Shelf Registration Statement that the Company’s Board of Directors shall, in its sole discretion, designate as a “Special Registration Statement” for purposes of this Agreement.”

2.2 Section 1.28. Section 1.28 is hereby added to the Investor Rights Agreement and shall read in full as follows:

“1.28 “Kingsbridge Rights Agreement” means that certain Registration Rights Agreement, dated as of May 7, 2008, by and between the Company and Kingsbridge Capital Limited, as the same may be amended from time to time in accordance with the terms thereof.”

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3.	MISCELLANEOUS.

3.1 Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Investor Rights Agreement.

3.2 Full Power and Authority. Each Consenting Holder represents and warrants to the Company that (i) such Consenting Holder has the full right, power and authority to execute and deliver this Agreement, and (ii) this Agreement has been duly executed and delivered by such Consenting Holder and constitutes the legal, valid and binding obligation of such Consenting Holder enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity.

3.3 Effect of Agreement. Except as modified by the terms of this Agreement, the terms and provisions of the Investor Rights Agreement shall remain in full force and effect. Other than as stated in this Agreement, this Agreement shall not operate as a waiver of any condition or obligation imposed on the parties under the Investor Rights Agreement. In the event of any conflict, inconsistency, or incongruity between any provision of this Agreement and any provision of the Investor Rights Agreement, the provisions of this Agreement shall govern and control. This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by the parties hereto.

3.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

3.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and each Holder and Investor, and shall be enforceable by the Company or any Holder or Investor.

3.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

3.7 Certain Confidential Information. Certain of the information contained in this Agreement is confidential and has not been publicly disclosed by the Company, including the transactions contemplated by the Purchase Agreement and the contemplated filing of the Resale Registration Statement pursuant to the terms of the Registration Rights Agreement (the “Confidential Information”). Accordingly, each of the undersigned Holders agrees to maintain the Confidential Information in confidence until such time as the Confidential Information has been publicly disclosed by the Company.

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IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

COMPANY:

JAZZ PHARMACEUTICALS, INC.

Signature:	/s/ Carol A. Gamble
Print Name:	Carol A. Gamble
Title:	SVP and General Counsel

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

KKR JP LLC

Signature:	/s/ Michael Michelson
Print Name:	Michael W. Michelson
Title:	Member

KKR JP III LLC

Signature:	/s/ Michael Michelson
Print Name:	Michael W. Michelson
Title:	Member

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

PROSPECT VENTURE PARTNERS II, L.P.

By:	Prospect Management Co. II, LLC,
its General Partner

Signature:	/s/ James Tananbaum
Print Name:	James Tananbaum
Title:	Managing Director

PROSPECT ASSOCIATES II, L.P.

By:	Prospect Management Co. II, LLC,
its General Partner

Signature:	/s/ James Tananbaum
Print Name:	James Tananbaum
Title:	Managing Director

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

VERSANT VENTURE CAPITAL II, L.P.

By:	Versant Ventures II, L.L.C.,
its General Partner

Signature:	/s/ Samuel D. Colella
Print Name:	Samuel D. Colella
Title:	Managing Director

VERSANT SIDE FUND II, L.P.

By:	Versant Ventures II, L.L.C.,
its General Partner

Signature:	/s/ Samuel D. Colella
Print Name:	Samuel D. Colella
Title:	Managing Director

VERSANT AFFILIATES FUND II-A, L.P.

By:	Versant Ventures II, L.L.C.,
its General Partner

Signature:	/s/ Samuel D. Colella
Print Name:	Samuel D. Colella
Title:	Managing Director

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

THOMA CRESSEY FUND VII, L.P.

By:	TC Partners VII, L.P.
Its:	General Partner

By:	Thoma Cressey Bravo Inc.
Its:	General Partner

Signature:	/s/ Bryan Cressey
Print Name:	Bryan Cressey
Title:	Managing Partner

THOMA CRESSEY FRIENDS FUND VII, L.P.

By:	TC Partners VII, L.P.
Its:	General Partner

By:	Thoma Cressey Bravo Inc.
Its:	General Partner

Signature:	/s/ Bryan Cressey
Print Name:	Bryan Cressey
Title:	Managing Partner

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

JAZZ INVESTORS, L.L.C.

By:	Beecken Petty & Company, L.L.C.,
its Manager

Signature:	/s/ Kenneth O’Keefe
Print Name:	Kenneth O’Keefe
Title:	Partner

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

/s/ Bruce C. Cozadd
BRUCE C. COZADD

/s/ Samuel R. Saks
SAMUEL R. SAKS

/s/ Robert M. Myers
ROBERT M. MYERS

/s/ Janne L.T. Wissel
JANNE L.T. WISSEL

/s/ Matthew K. Fust
MATTHEW K. FUST

/s/ Carol A. Gamble
CAROL A. GAMBLE

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT